                                                                    EXHIBIT 10.1

                              SIXTEENTH AMENDMENT
                                    TO THE
                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              WEEKS REALTY, L.P.



     THIS SIXTEENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. (the "Amendment") is entered into as of the 14th day of January, 1999 by and among WEEKS GP HOLDINGS, INC., a Georgia corporation (the "General Partner"), WEEKS CORPORATION, a Georgia corporation (the "Company"), and PARAGON LEGACY ASSOCIATES, LTD. (the "Contributor").


                                 RECITALS
                                 --------

     Weeks Realty, L.P. (the "Partnership") is a Georgia limited partnership. The General Partner is the sole general partner of the Partnership and is a wholly owned subsidiary of the Company. The partnership agreement of the Partnership is that certain Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated as of October 30, 1996, as amended by the First Amendment to the Partnership Agreement dated November 1, 1996, the Second Amendment to the Partnership Agreement dated December 31, 1996, the Third Amendment to the Partnership Agreement dated January 31, 1997, the Fourth Amendment to the Partnership Agreement dated August 1, 1997, the Fifth Amendment to the Partnership Agreement dated October 7, 1997, the Sixth Amendment to the Partnership Agreement dated October 27, 1997, the Seventh Amendment to the Partnership Agreement dated as of December 30,1997 and effective as of August 1, 1997, the Eighth Amendment to the Partnership Agreement dated January 9, 1998, the Ninth Amendment to the Partnership Agreement dated January 22, 1998, the Tenth Amendment to the Partnership Agreement dated as of April 3, 1998, the Eleventh Amendment to the Partnership Agreement dated as of May 26, 1998, the Twelfth Amendment to the Partnership Agreement dated as of June 3, 1998, the Thirteenth Amendment to the Partnership Agreement dated as of August 7, 1998, the Fourteenth Amendment to the Partnership dated as of November 6, 1998, and the Fifteenth Amendment to the Partnership dated as of November 12, 1998 (the "Partnership Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.



     Pursuant to the agreements and instruments listed or referred to on Exhibit
                                                                         -------
A hereto (the "Transaction Documents"), and the transactions effected by the
-
Transaction Documents, effective as of the date hereof the Contributor has contributed, directly or indirectly, certain properties to the capital of the Partnership.



     Pursuant to the Partnership Agreement (including, without limitation, Section 9.3 and Section 15.7(b)(ii) thereof), the General Partner is authorized (without the consent of any Limited Partner) to admit additional Limited Partners to the Partnership for such Capital Contributions as are determined by the General Partner to be appropriate, and to amend the Partnership Agreement to reflect such admissions.



     The General Partner wishes to amend the Partnership Agreement as set forth herein to reflect the admission of the Contributor as a Limited Partner of the Partnership, and the Contributor wishes to enter into this Amendment to memorialize their agreement as to certain matters relating to their becoming a Limited Partner of the Partnership.


                                 AGREEMENT
                                 ---------



     In consideration of the circumstances referred to in the Recitals, the consummation of the transactions effected pursuant to the Transaction Documents, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:



          1.  Admission.  The Contributor is hereby admitted to the Partnership
              ---------
as a Limited Partner, effective as of the date hereof, and the Contributor hereby agrees to be bound by the Partnership Agreement, including, but not limited to, the transfer restrictions contained in Article IX thereof.



          2.  Capital Contributions.  The Contributor has agreed to have made,
              ---------------------
as of the date hereof, the Capital Contributions set forth on Exhibit B hereto.
                                                              ---------
The agreed to gross fair market values of any property other than money contributed by the Contributor, which shall be such property's initial Gross Asset Value, are shown on Exhibit B.
                          ---------



          3.  Initial Partnership Units; Rights.
              ---------------------------------



          (a) The Partnership Units attributable to the Partnership Interests of the Contributor, effective upon its admission as a Limited Partner at the date hereof, are as set forth on Exhibit B hereto, and the
                                               ---------
          Partnership Agreement is hereby amended to reflect the Contributor's having such Partnership Units.



          (b) The Partnership does hereby grant to the Contributor, and it does hereby accept, the right, but not the obligation (herein such rights being sometimes referred to as the "Rights"), to require the Partnership to redeem all or a portion of the Partnership Units issued to them pursuant to the Transaction Documents, on the terms and subject to the conditions and restrictions contained in Exhibit D
                                                                  ---------
          hereto.  The Rights are governed solely by this Amendment and Exhibit
                                                                        -------
          D hereto, and the Contributor shall have none of the rights with
          -
          respect to the "Rights" provided for in Section 11.1 and Exhibit B-1
                                                                   -----------
          to the Partnership Agreement. The Rights granted hereunder may be exercised by the Contributor, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon
                                                   ---------
          delivery to the Partnership of a Conversion Exercise Notice, in the form of Schedule 1 attached to Exhibit D, which notice shall specify
                                         ---------
          the Partnership Units with respect to which the Rights are being exercised. Once delivered, the Conversion Exercise Notice shall be irrevocable, subject to compliance by the General Partner and the Partnership with the terms of the Rights.



          4.  Restated Percentage Interests.  After giving effect to the
              -----------------------------
admission of the Contributor as a Limited Partner at the date hereof, the Percentage Interests of the Contributor has been reflected on Exhibit C hereto,
                                                              ---------
and the Partnership Agreement is hereby amended accordingly.



          5.  Future Contributions.  The parties acknowledge that, pursuant to
              --------------------
and subject to the terms and conditions of the Transaction Documents, the Contributor may make additional Capital

Contributions. Concurrently with any such additional Capital Contribution, the General Partner shall supplement this Amendment by executing and attaching hereto supplements to Exhibits B and C (which shall be captioned "Exhibit B-1,"
                      ----------------                            -----------
"Exhibit B-2," "Exhibit C-1," "Exhibit C-2," and so on and shall identify the
 -----------    -----------    -----------
Capital Contribution to which each relates) that will, respectively, reflect (to the extent determinable at such time) the Capital Contribution made by the Contributor at that time, the initial Gross Asset Value of any property other than money included in such Capital Contribution, the additional Partnership Units attributable to the Partnership Interest associated with such Capital Contribution, and the resulting restated Percentage Interests of all of the Partners. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this Amendment.



          6.  Adjustments to Partnership Units. The parties acknowledge that the
              --------------------------------
Transaction Documents provide for adjustments to the Partnership Units of the Contributor in certain circumstances, and further provide that the Contributor's Partnership Interests and Units, and the resulting restated Percentage Interests of all of the Partners, may not be capable of determination at the time a Capital Contribution is made after the date hereof. At the times of adjustment and final determination provided for in the Transaction Documents, the General Partner shall supplement this Amendment by executing and attaching hereto either additional supplements to Exhibits B and C (in the form described above), or
                          ----------------
amended and restated versions of prior supplements to Exhibits B and C, as
                                                      ----------------
applicable. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this Amendment.



          7.  Proration of Distributions.  Notwithstanding any contrary
              --------------------------
provision of the Partnership Agreement, including, without limitation, Section
6.2 thereof, the Contributor agrees that the distribution of Net Operating Cash Flow made for the calendar quarter in which the Partnership Units are issued, by reason of each Capital Contribution made pursuant to the Transaction Documents shall be equal to the amount of Net Operating Cash Flow otherwise distributable with respect to such Partnership Units under the terms of the Partnership Agreement, multiplied by a fraction, the numerator of which is the number of calendar days beginning on the date of issuance of the Partnership Units and ending on the last day of such calendar quarter and the denominator of which is the total number of days in the calendar quarter in which the Partnership Units are issued.



          8.  Representations and Warranties.
              ------------------------------



          (a)    Contributor's Representations.  The Contributor hereby
                 -----------------------------
          reaffirms and makes to each of the Partnership and the General Partner those representations and warranties contained in the Acquisition Agreement identified in Exhibit A attached hereto. In addition, the Contributors hereby represents and warrants to the Partnership and the General Partner that (i) such Contributor is acquiring the Partnership Units for the Contributor's own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in
          Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any of the Partnership Units in violation of the Securities Act; (ii) Contributor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (iii) Contributor understands that the Partnership Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the nature of the investment intent and the accuracy of Contributor's representations as expressed herein; (iv) Contributor has had an opportunity to discuss the Partnership's business, management and financial affairs with the Partnership's management and the opportunity to review the Partnership's financial records; (v) Contributor understands and acknowledges that no public market now exists for any of the Partnership Units and that there can be no assurance that a public market will ever exist for the Partnership Units; and (vi) Contributor has such knowledge and experience in financial and business matters, or has been adequately advised by Contributor's financial representatives, that Contributor is capable of evaluating the merits and risks of the purchase of the Partnership Units pursuant to this Agreement and of protecting Contributor's interests in connection herewith.



          (b) No Liens.  The Contributor represents and warrants to the
              --------
          Partnership and the General Partner that at the date hereof none of the Partnership Units issued or issuable to the Contributor pursuant to the Transaction Documents, and none of the shares of Common Stock that may be acquired by the Contributor upon exercise of Rights, is subject to any Lien, other than the security interest created by paragraph 11 hereof.



          (c) Definition.  All of the representations, warranties, covenants and
              ----------
          agreements of the Contributor referred to in this paragraph 8 are referred to collectively as the "Representations and Warranties."



          (d) General Partner Representations.  The General Partner represents
              -------------------------------
          and warrants to the Contributor as follows:



          (i)  Organization.  The General Partner is duly incorporated, validly
               ------------
               existing and in good standing under the laws of the State of Georgia.



          (ii) Due Authorization; Binding Agreement.  The execution, delivery
               ------------------------------------
               and performance of this Amendment by the General Partner have been duly and validly authorized by all necessary action of the General Partner and the Partnership. This Amendment has been duly executed and delivered by the General Partner and constitutes a legal, valid and binding obligation of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with the terms hereof.



         (iii) Consents and Approvals.  No consent, waiver, approval or
               ----------------------
               authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Amendment, other than consents, waivers, approvals or authorizations that have been obtained prior to the date hereof.



          (iv) Partnership Units.  The Partnership Units issued pursuant to the
               -----------------
               Transaction Documents are duly authorized and, when issued in accordance with the Transaction Documents, will be duly issued, fully paid and nonassessable and will be unencumbered except for the security interest created by paragraph 11 hereof.



          9.  Survival of Representations and Warranties.  All of the
              ------------------------------------------
Representations and Warranties shall survive the consummation of the transactions contemplated by the Transaction

Documents; provided, however, that no claim for a breach of any Representation or Warranty may be maintained by the Partnership, the Company or the General Partner unless the Partnership, the Company or the General Partner shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to the respective Contributor or before the first anniversary of the last issuance of Units pursuant to the Transaction Documents (the "Survival Period").



          10. Indemnification.
              ---------------



          (a) The Contributor indemnifies and holds harmless the Partnership, the Company and the General Partner against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses actually incurred) sustained or incurred by the Partnership, the Company or the General Partner as a result of or arising out of any inaccuracy in or breach of a Representation or Warranty.



          (b) The Partnership, the Company and the General Partner shall not be entitled to indemnification hereunder unless a Notice of Breach has been delivered by the Partnership, the Company or the General Partner to the Contributors.



          (c) If a claim for indemnification is asserted by the Partnership, the Company or the General Partner against the Contributor, the Contributor shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding asserted against the Partnership, the Company or the General Partner that resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.



          (d) Indemnification of the Partnership, the Company and the General Partner pursuant to this paragraph 10 shall be the exclusive remedy of the Partnership, the Company and the General Partner for any breach of any Representation or Warranty contained in this contained in this Agreement. Nothing contained herein shall limit any remedy the Partnership (or any affiliate of the Partnership including, without limitation, any affiliate of the Partnership as determined with respect to the voting or economic control held by or in the Partnership) may have under the Transaction Documents, including, without limitation, the remedy of specific performance for any failure by the Contributor to contribute a property or otherwise limit any remedy the Partnership, the Company or the General Partner may have for any commission of fraud made by the Contributor.

          11.   Security and Remedies.
                ---------------------



          (a) The Contributor hereby grants to the Partnership a lien upon and a continuing security interest in the Partnership Units issued to each of them pursuant to the Transaction Documents and the shares of Common Stock acquired by each of them upon exercise of Rights with respect to such Partnership Units (the "Collateral"), which shall be security for the indemnification obligations of the Contributor under paragraph 10 hereof. Except as otherwise provided in this Amendment, the indemnification obligations of the Contributor hereunder with respect to breaches of Representations and Warranties shall be payable out of the Contributor's entire Collateral; provided, however, that the Contributor may satisfy all or any part of such indemnification obligation of the Contributor in cash if the Contributor so elect.
          Any Transfer by a Contributor of its Collateral shall be subject to the lien and security interest granted hereby.



          (b) In the event the General Partner asserts that the Contributor has an indemnification obligation to the Partnership, the Company or the General Partner under paragraph 10 hereof, the General Partner shall deliver written notice (the "Indemnification Notice") to the Contributor describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. If, within thirty (30) days after the receipt of an Indemnification Notice, the Contributor deliver written notice to the General Partner indicating that the Contributor dispute the circumstances giving rise to or the amount of such claimed indemnification obligation, the General Partner may submit such matter for binding arbitration in accordance with the provisions of Article XIV of the Partnership Agreement by delivering a Demand Notice to the Contributor pursuant to such Article XIV. If, after receiving timely notice of a dispute hereunder from the Contributor, the General Partner fails to so submit the matter for arbitration within twenty (20) days after receipt of such notice from the Contributor, then the Contributor shall be relieved of the claimed indemnification obligation described in the Indemnification Notice. In the event the Contributor (i) receives an Indemnification Notice and fails to timely deliver notice to the General Partner of their dispute as to the indemnification obligation and fails to make payment within thirty (30) days after delivery of an Indemnification Notice or (ii) has an indemnification obligation to the Partnership or the General Partner under paragraph 10 hereof as determined pursuant to Article XIV of the Partnership Agreement, and do not satisfy such obligation within ten (10) days after the decision rendered in the arbitration, then, in either event, the Partnership shall have any and all remedies of a secured creditor under the Uniform Commercial Code, and, in addition thereto, at the election of the Partnership, the Partnership shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by the Contributor, to have acquired from the Contributor such portion of the Collateral as shall be equal in value (based, in the case of Partnership Units, on the Current Per Share Market Price as computed as of the date immediately preceding such deemed acquisition of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the
                     ---------
          ownership limits in the Articles of Incorporation would not prohibit the issuance of any such shares of Common Stock to the Contributors), and, in the case of shares of Common Stock, on the Current Per Share Common Stock Price computed as of the date immediately preceding such deemed acquisition) to the amount recoverable from the Contributor under paragraph

          10 hereof. In the event the Partnership shall have acquired from the Contributor any Collateral pursuant to this paragraph 11, the General Partner shall deliver written notice to the Contributor within ten
          (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of Partnership Units, the Percentage Interests of the Contributor following such acquisition. Unless and until the Partnership shall have acquired from the Contributor any Collateral pursuant to this paragraph 11, the Contributor shall retain all rights with respect to the Collateral not expressly limited herein or in the Partnership Agreement, including, without limitation, rights to distributions provided for in the Partnership Agreement and rights to dividends on shares of Common Stock. The Contributor hereby agrees to take any and all actions and to execute and deliver any and all documents or instruments necessary to perfect the security interest created by this Amendment, including delivering the certificates representing the Partnership Units or shares of Common Stock to the General Partner.



          (c) On the first day immediately following the expiration of the Survival Period as defined in paragraph 9 hereof (or, if a Notice of Breach has been delivered to the Contributor prior to such date, then on the first day immediately following the resolution of such Notice of Breach) the Contributor will be relieved of the restrictions on transferability provided for by this Amendment (except that the transfer restrictions contained in the Partnership Agreement shall continue) and the security interest in the Collateral shall terminate without further action, and the Partnership, at the request of the Contributor, shall promptly execute and deliver any document or instrument reasonably requested by the Contributor to evidence such termination.



          12.  Recourse.  Notwithstanding anything contained in this Amendment
               --------
or in the Partnership Agreement to the contrary, the recourse of the General Partner, the Company or the Partnership under paragraph 10 hereof with respect to breaches of Representations and Warranties of the Contributor shall not be limited to the Contributor's Collateral.



          13.  Restriction on Transfer.  In connection with the security
               -----------------------
interests granted by the Contributor under paragraph 11 hereof, the Contributor agrees that any shares of Common Stock and any portion of such Contributor's Partnership Interests included in the Collateral shall not be Transferred without the consent of the General Partner; provided, however, that the Contributor may Transfer all or any portion of such shares of Common Stock or Partnership Interests to an Affiliate of such person (so long as such Affiliate remains an Affiliate of such person), subject to the prior security interest granted in paragraph 11 hereof and to the restrictions contained in Article IX of the Partnership Agreement. Upon exercise of the Rights with respect to any Partnership Units included in a Contributor's Collateral, the Partnership, in perfection of the security interest herein granted, shall retain the certificate(s) representing the portion of the Common Stock issued upon such exercise that is included in such Collateral. If any portion of the Partnership Interests of a Contributor included in such Contributor's Collateral is represented by certificates, the Partnership shall retain such certificates in perfection of the security interest herein granted. On the first day immediately following the expiration of the Survival Period as defined in paragraph 9 hereof (or, if a Notice of Breach has been delivered to the Contributor prior to such date, then on the first day immediately following the resolution of such Notice of Breach) the Contributor will be relieved of the restrictions on transferability provided for by this paragraph 13 without further action, and the Partnership, at the request of the Contributor, shall promptly execute and deliver any document or instrument reasonably requested by the Contributor to evidence such termination.

          14.  Miscellaneous.  This Amendment shall be governed by and construed
               -------------
in conformity with the laws of the State of Georgia. For the purposes of the notice provisions of the Partnership Agreement, the address of the Contributor is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.



     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.



                         WEEKS REALTY, L.P., a Georgia limited
                         partnership


                         By:  Weeks GP Holdings, Inc., a Georgia
                              corporation, its Sole General Partner


                              By:  /s/ Thomas D. Senkbeil
                                   ___________________________
                                   Name: Thomas D. Senkbeil
                                   Title: Vice Chairman and
                                          Chief Investment Officer





                      [SIGNATURES CONTINUED ON NEXT PAGE]

                         CONTRIBUTOR:


                         PARAGON LEGACY ASSOCIATES, LTD.,


                           By: WRC Turtle Creek, Inc.,
                               a Texas corporation


                               By:
                                   --------------------------
                                   Name:
                                   Title:




                           Address:



Solely to evidence its agreement to its
undertakings in Exhibit D hereto:
                ---------

WEEKS CORPORATION



 By:
    ----------------------------------
    Name:
    Title:

                         CONTRIBUTOR:


                         PARAGON LEGACY ASSOCIATES, LTD.,


                           By: WRC Turtle Creek, Inc.,
                               a Texas corporation


                           By:
                               --------------------------
                               Name:
                               Title:




                           Address:



Solely to evidence its agreement to its
undertakings in Exhibit D hereto:
                ---------

WEEKS CORPORATION



 By: /s/ Thomas D. Senkbeil
    ----------------------------------
    Name:  Thomas D. Senkbeil
    Title: Vice Chairman and
           Chief Investment Officer

                                   Exhibit A
                                   ---------


                             TRANSACTION DOCUMENTS



That certain Contribution Agreement (the "Contribution Agreement") dated as of
                                          ----------------------
December 17, 1998, between the Partnership and Contributor, covering the "Phase II Lease" and other property described therein, together with the other documents executed and delivered pursuant to such Contribution Agreement.

                                 Exhibit B
                                 ---------



Capital Contribution:
--------------------



Paragon Legacy Associates, Ltd.  Capital Contribution:  All assets, properties
Capital Contribution:            and  businesses transferred from Paragon Legacy
                                 Associates, Ltd. on January 14, 1999, to the
                                 Partnership pursuant to the Contribution
                                 Agreement (as defined in Exhibit A to the foregoing Amendment)






Gross Fair Market Value of Property Contributions:
-------------------------------------------------


Gross Fair Market Value of all
property other than money included in
Contribution:                                           $1,500,000.00*



* This is the gross value of the property being contributed pursuant to the Contribution Agreement as of the closing of the contribution. At such closing, pursuant to the Contribution Agreement, Contributor is to receive a cash distribution from the Partnership in the amount of $1,200,004.40, reimbursing Contributor for costs and expenses relating to the property, together with Units having a value of $299,995.60.

                                   Exhibit C
                                   ---------
                              Weeks Realty, L.P.
                      Partnership Interests as of 1/13/99

No. Person/Entity                           Units                    Percent
-----------------                           -----                    -------
    Common Partnership Interests

    General Partner:

1   Weeks GP Holdings, Inc.                 337,503                   1.250%

    Limited Partners:

2   Weeks LP Holdings, Inc.              19,336,919                  71.621%
3   NWI Warehouse Group, L.P.             2,685,649                   9.947%
4   A. Ray Weeks, Jr.                       614,079                   2.274%
5   John P. Weeks                           239,791                   0.888%
6   Marsha L. Weeks                         228,047                   0.845%
7   A.R. Weeks, Jr., as Trustee U/W of
    Alvin Ray Weeks dated March 1, 1983,
    f/b/o Marsha Lee Weeks, A.R. Weeks,
    Jr., Deborah Weeks Felker, Patricia
    Weeks and John Phillip Weeks            212,663                   0.788%
8   Patricia L. Weeks                       206,607                   0.765%
9   Deborah Weeks Felker                    198,339                   0.735%
10  Harry T. Weeks, A.R. Weeks, Jr., and
    Martha Patterson Weeks as Trustees
    under Trust Agreement dated 10/27/76,
    as amended, f/b/o/ Marsha Lee Weeks,
    A.R. Weeks, Jr., Deborah Weeks Felker,
    Patricia Louise Weeks and John Phillip
    Weeks.                                  187,492                   0.694%
11  Helen B. Weeks                          163,048                   0.604%
12  Weeks Horizon Corp.                     116,012                   0.430%
13  Oakdale Land Management, Inc.           110,493                   0.409%
14  Weeks Hillside Corp.                     78,145                   0.289%
15  Thomas D. Senkbeil                       52,817                   0.196%
16  Weeks Southridge Corp.                   42,993                   0.159%
17  Forrest W. Robinson                      28,877                   0.107%
18  Harry T. Weeks                           27,535                   0.102%
19  Louis C. Robinson                        20,016                   0.074%
20  Buckley & Company Real Estate, Inc.      20,000                   0.074%
21  HV, Inc.                                 17,074                   0.063%
22  Clyde H. Duckett                          5,627                   0.021%
23  John C. Atwell                            5,627                   0.021%
24  Robert G. Cutlip                          5,138                   0.019%
25  Klay W. Simpson                           4,110                   0.015%
26  Mark W. Flowers                           1,541                   0.006%
27  Weeks Management Corp.                    1,142                   0.004%
28  RTF Management Corp.                        257                   0.001%
29  Marie Antoinette Robinson               268,508                   0.995%
30  Harold S. Lichtin                        36,639                   0.136%
31  Noel A. Lichtin                             298                   0.001%
32  Perimeter Park West Associates
    Limited Partnership                     351,484                   1.302%
33  Amy R. Ehrman                             2,053                   0.008%
34  Roland G. Robertson                       2,053                   0.008%
35  Timothy Nichols                           1,757                   0.007%

No. Person/Entity                                    Units           Percent
-----------------                                    -----           -------
36  Roderick Duncan                                  2,928            0.011%
37  James McCabe                                        39            0.000%
38  Anne Broaddus                                    1,561            0.006%
39  Harold S. Lichtin Family
    Limited Partnership                            342,569            1.269%
40  GB Partners, Ltd.                               18,461            0.068%
41  Armando Codina                                 124,523            0.461%
42  Codina Family Investments, Ltd.                 30,351            0.112%
43  Codina West Dade Development Corporation       117,692            0.436%
44  The Benenson Capital Company                   320,721            1.188%
45  Raha Associates, Inc.                            7,281            0.027%
46  Preston R. Tisch                               164,001            0.607%
47  PCTC Associates, LLC                            47,273            0.175%
48  Sanford H. Orkin                                40,789            0.151%
49  Barbara H. Orkin, as Trustee of the
    Sheri Orkin Life Trust U/A with
    Sanford H. Orkin, dated December
    27, 1973                                         6,798            0.025%
50  Barbara H. Orkin, as Trustee of the
    Laurie Orkin Life Trust U/A with
    Sanford H. Orkin, dated December
    27, 1973                                         6,798            0.025%
51  Barbara H. Orkin, as Trustee of the
    Michael Orkin Life Trust U/A with
    Sanford H. Orkin, dated December
    27, 1973                                         6,798            0.025%
52  Barbara H. Orkin, as Trustee of the
    Kenneth Orkin Life Trust U/A with
    Sanford H. Orkin, dated December
    27, 1973                                         6,798            0.025%
53  The Futrell Properties Limited
    Partnership No. 1                               45,895            0.170%
54  Thomas M. Beckman                               28,643            0.106%
55  Thomas B. Fowler, Jr.                           28,643            0.106%
56  Ackerman & Co.                                  29,528            0.109%
57  Paragon Legacy Associates, Ltd.                 10,676            0.040%
                                                ----------           ------
    Total Common Partnership Interests          26,999,099           100.00%
                                                ==========           ======

    Preferred Partnership Interests

    Series A Preferred Units
      Weeks LP Holdings, Inc.                    6,000,000
                                                ----------
    Series C Preferred Units
      AEW Targeted Securities Fund, L.P.         1,400,000
                                                ----------
    Series D Preferred Units
      Greene Street 1998 Exchange Fund, L.P.     2,600,000
                                                ----------

    Total Preferred Partnership Interests       10,000,000
                                                ==========

                                   Exhibit D
                                   ---------




                                  RIGHTS TERMS
                                  ------------




     The Rights granted by the Partnership to the Contributor (referred to in this Exhibit as "Limited Partners"), pursuant to paragraph 3(b) of the foregoing Amendment shall be subject to the following terms and conditions:



     1.  Definitions.  Capitalized terms used in this Exhibit without definition
         -----------
shall have the meanings given to them in the Partnership Agreement or the foregoing Amendment, as applicable, and the following terms and phrases shall, for purposes of this Exhibit D, the Partnership Agreement and the foregoing Amendment, have the meanings set forth below:



          "Cash Purchase Price" shall have the meaning set forth in Paragraph 4
           -------------------
hereof.



          "Closing Notice" shall mean the written notice to be given by the
           --------------
General Partner to the Exercising Partner(s) in response to the receipt by the General Partner of a Conversion Exercise Notice from such Exercising Partner(s). The form of the Closing Notice is attached hereto as Schedule 2.



          "Computation Date" shall mean the date on which a Conversion Exercise
          -----------------
Notice is delivered to the General Partner.



          "Conversion Exercise Notice" shall have the meaning set forth in
           --------------------------
Paragraph 2 hereof.



          "Conversion Factor" shall mean 100%, provided that such factor shall
           -----------------
be adjusted in accordance with the provisions of paragraph 10 hereof.



          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor statute.



          "Exercising Partners" shall have the meaning set forth in Paragraph 2
           -------------------
hereof.



          "Offered Partnership Units" shall mean the Partnership Units of the
           -------------------------
Exercising Partner(s) identified in a Conversion Exercise Notice that, pursuant to the exercise of Rights, must be redeemed by the Partnership or acquired by the General Partner and/or Weeks LP Holdings under the terms hereof.



          "Redemption Price" shall mean the Cash Purchase Price or the Stock
           ----------------
Purchase Price.



          "Rights" shall have the meaning set forth in paragraph 3(b) of the
           ------
foregoing Amendment.



          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor statute.



          "Stock Purchase Price" shall have the meaning set forth in Paragraph 4
           --------------------
hereof.

     2.  Delivery of Conversion Exercise Notices.  Any one or more Limited
         ---------------------------------------
Partners ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the General Partner written notice (the "Conversion Exercise Notice") pursuant to which such Exercising Partners elect to exercise the Rights. The form of Conversion Exercise Notice is attached hereto as Schedule 1.



     3.   Limitations on Exercise of Rights; Deemed Exercise.
          --------------------------------------------------



          (a) No Conversion Exercise Notice, with respect to any Unit may be delivered to the General Partner by a Limited Partner until the later of (i) the first anniversary of the date of each such issuance, or
          (ii) the date on which either (A) there is a registration statement effective under the Securities Act with respect to the issuance of any shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights and with respect to any resale by such Limited Partner of any of such shares of Common Stock, or (B) in the opinion of counsel to Weeks, shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights may be issued without registration under the Securities Act.



          (b) A Limited Partner may not exercise the Rights for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner.



          (c) Neither the General Partner nor the Partnership shall have any obligation or authority to redeem or purchase Offered Partnership Units to the extent that issuance of shares of Common Stock in payment of the Stock Purchase Price for any part of the Offered Partnership Units would result (i) in the violation of the General Ownership Limit (as such term is defined in the Articles of Incorporation), (ii) would cause Weeks to fail the stock ownership test of Section 856(a)(6) of the Code, or (iii) would otherwise cause Weeks to fail to qualify as a REIT; provided that in any such case, the General Partner or the Partnership shall purchase for cash those offered Partnership Units which may not be redeemed with shares of Common Stock. Each Exercising Partner shall provide to the General Partner such information as the General Partner may request regarding such Exercising Partner's actual and constructive ownership of Common Stock (and of individuals, and entities related to such Exercising Partner) in order for the General Partner to determine, in its sole discretion, whether a purchase or redemption of the Offered Partnership Units for shares of Common Stock would result in a violation of such restrictions.



          (d) If, after complying with all applicable provisions of the Partnership Agreement, any Person with an ownership interest in any of the Contributor becomes the owner of any Partnership Units previously owned by the any of the Contributor, such Person may exercise the Rights granted with respect to such Partnership Units in accordance with the terms hereof.



     4.  Computation of Redemption Price/Form of Payment.  The Redemption Price
         -----------------------------------------------
payable by the Partnership to each Exercising Partner for the Offered Partnership Units shall be payable, at the election of the General Partner, by the delivery by the Partnership of the Redemption Price. Notwithstanding the foregoing, at the election of the General Partner, the Redemption Price may be the Stock Purchase Price for part of the Offered Partnership Units and the Cash Purchase Price for the remainder of the Offered Partnership Units. The "Stock Purchase Price" shall mean the number of shares of Common Stock equal to the product, expressed as a whole number, of (i) the number of Offered Partnership Units, multiplied by (ii) the Conversion Factor. The "Cash Purchase Price" shall mean an amount of cash (in immediately available funds) equal to (i) the number of shares of Common Stock that would be issued to the Exercising Partner if the Stock Purchase Price were paid for such Offered Partnership Units, multiplied by (ii) the Current Per Share Market Price computed as of the Computation Date. To the extent the Partnership elects to pay the Stock Purchase Price, it shall obtain the necessary shares of Common Stock in exchange for the issuance of additional Partnership Interests to the General Partner, Weeks LP Holdings, or any combination thereof, as determined by the General Partner in its sole discretion, and the General Partner and/or Weeks LP Holdings shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks.


     5.  Closing; Delivery of Closing Notice.  The closing of the redemption of
         -----------------------------------
Offered Partnership Units shall, unless otherwise mutually agreed, be held at the principal office of the Partnership, as follows:



          (a)  Within ten (10) days after the receipt by the Partnership of the
     Conversion   Exercise Notice, the Partnership shall deliver a Closing
     Notice to the Exercising Partner(s). The Closing Notice shall state a date for the closing of the redemption of the Offered Partnership Units, which date shall not be later than the later of (i) twenty (20) days after the receipt by the Partnership of the Conversion Exercise Notice (forty-five
     (45) days as to the Offered Partnership Units for which the Cash Purchase Price will be paid), and (ii) the first (1st) business day after the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act.



          (b) If applicable, the Closing Notice shall (i) specify the Partnership's election to pay the Cash Purchase Price for some or all of the Offered Partnership Units and (ii) set forth the computation of the Cash Purchase Price to be paid by the Partnership to such Exercising Partner(s). The Cash Purchase Price shall be paid by wire transfer of immediately available funds to such account of the Exercising Partner as is designated in the Conversion Exercise Notice.



     6.  Assumption by the General Partner and/or Weeks LP Holdings.
         ----------------------------------------------------------
Notwithstanding anything in this Exhibit D to the contrary, the General Partner, Weeks LP Holdings or any combination thereof (an "Assumer" or, collectively, the "Assumers") may, in the sole and absolute discretion of the General Partner, assume directly and satisfy the exercise of a Right by paying the Electing Partner the Redemption Price. In such event, the Assumers shall acquire the Offered Partnership Units and shall be treated for all purposes of this Agreement as the owner of such Partnership Units, which shall be held by the Assumers in their respective existing capacities as general partner or Limited Partners, as the case may be. In the event the General Partner shall exercise the Assumers' right to satisfy a Right in the manner described in this Paragraph 6, the Partnership shall have no obligation to pay any amount to the Exercising Partner with respect to such Exercising Partner's exercise of a Right; provided, however, that the Partnership shall remain liable to the Exercising Partner to the extent that any such Exercising Partner's Right is not fully satisfied; and each of the Exercising Partner, the Partnership, and the Assumers shall treat the transaction between the Assumers and the Exercising Partner as a sale of the Exercising Partner's Partnership Units to the Assumers for federal income tax purposes. To the extent the Assumers elect to pay the Stock Purchase Price, they shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks. Each Exercising Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Stock upon exercise of a Right.

     7.  Closing Deliveries.  At the closing, payment of the Redemption Price
         ------------------
shall be accompanied by proper instruments of transfer and assignment for the Offered Partnership Units and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to the Offered Partnership Units and with respect to the status of the Offered Partnership Units being sold, free and clear of all Liens, and (B) the Partnership or the Assumers, as applicable, with respect to due authority for the redemption or purchase of such Offered Partnership Units, and (ii) to the extent that shares of Common Stock are issued in payment of the Stock Purchase Price, (A) an opinion of counsel for Weeks, reasonably satisfactory to the Exercising Partner(s), to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and nonassessable, and (b) a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the Exercising Partner(s) or its (their) designee.



     8.  Covenants of Weeks.  To facilitate the Partnership's and the Assumers'
         ------------------
ability to fully perform their obligations hereunder, Weeks covenants and agrees as follows:



          (a) At all times during the pendency of the Rights, Weeks shall reserve for issuance such number of shares of Common Stock as may be necessary to enable Weeks to issue shares of Common Stock in full payment of the Stock Purchase Price in regard to all Partnership Units that are from time to time outstanding and with respect to which Rights exist.



          (b) During the pendency of the Rights, the Limited Partners shall receive in a timely manner all communications transmitted from time to time by Weeks to its shareholders generally.



     9.  Limited Partners' Covenants.  Each Limited Partner covenants and agrees
         ---------------------------
that all Offered Partnership Units tendered in accordance with the exercise of Rights shall be delivered free and clear of all Liens. Should any Liens exist or arise with respect to such Offered Partnership Units, neither the Assumers nor the Partnership shall be under any obligation to redeem or acquire the same unless, in connection therewith, the General Partner has elected to pay a portion of the Redemption Price in the form of the Cash Purchase Price in circumstances in which such Cash Purchase Price will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of the Cash Purchase Price. The Partnership and the Assumers are expressly authorized to apply such portion of the Cash Purchase Price as may be necessary to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Partnership Units to the Partnership or the Assumers, such Limited Partner shall assume and pay such transfer tax.



     10.  Antidilution Provisions
          -----------------------



          (a) The Conversion Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):



          (i) In case Weeks shall pay or make a dividend or other distribution on any class of stock of Weeks in shares of Common Stock, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding shares of Common Stock resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.



          (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.



          (b) In case Weeks shall issue rights, options or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock or other securities convertible into shares of Common Stock at a price per share less than the Current Per Share Market Price as of the day before the "ex date" with respect to the issuance or distribution, each Limited Partner holding Rights shall be entitled to receive such number of such rights, options or warrants, as the case may be, as he would have been entitled to receive had he exercised all of his then existing Rights immediately prior to the record date for such issuance by Weeks. The term "ex date" shall mean the first date on which shares of Common Stock trade regular way without the right to receive such issuance or distribution.



          (c) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares described in subparagraph (a) (ii) of this Paragraph), then and in each such event the Limited Partners holding Rights shall have the right thereafter to exercise their Rights for the kind and amount of shares and other securities and property that would have been received upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock with respect to which such Rights could have been exercised immediately prior to such reorganization, reclassification or change.



          (d) The General Partner may, but shall not be required to, make such adjustments to the number of shares of Common Stock issuable upon exercise of Rights, in addition to those required by this Paragraph 10, as the General Partner considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The General Partner shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive, absent manifest error by the General Partner in taking such action.



     11.  Fractions of Shares.  No fractional shares of Common Stock shall be
          -------------------
issued upon exercise of Rights. If Rights shall be exercised with respect to more than one Offered Partnership Unit at one time by the same Exercising Partner, the number of full shares of Common Stock comprising the Stock Purchase Price (or the cash equivalent amount thereof to the extent the Cash Purchase Price is paid) shall be computed on the basis of the aggregate number of Offered Partnership Units. Instead of any fractional share of Common Stock that would otherwise be issuable upon exercise of Rights, the Partnership or the Assumers shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Purchase

Price computed hereunder for such fraction of a share.


     12.  Notice of Adjustments of Conversion Factor.  Whenever the Conversion
          ------------------------------------------
Factor is adjusted as herein provided:



          (a) the General Partner shall compute the adjusted Conversion Factor in accordance with Paragraph 10 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based; and



          (b) notice stating that the Conversion Factor has been adjusted and setting forth the adjusted Conversion Factor shall forthwith be mailed by the General Partner to all holders of Rights at their last addresses on record under this Agreement.



     13.  Notice of Certain Corporate Actions.
          -----------------------------------


In case:

          (a) Weeks shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or



          (b) Weeks shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or



          (c) of any reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding Common Stock, or of any consolidation, merger or share exchange to which Weeks is a party and for which approval of any shareholders of Weeks is required), or of the sale or transfer of all or substantially all of the assets of Weeks; or



          (d) of the voluntary or involuntary dissolution, liquidation or winding up of Weeks;


then the General Partner shall cause to be mailed to all holders of Rights at their last addresses on record under this Agreement, at least 20 days (or 12 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.


     14.  Provisions in Case of Consolidation, Merger or Sale of Assets.
          -------------------------------------------------------------



     In case of any consolidation of Weeks with, or merger of Weeks into, any other Person, any merger or consolidation of another Person into Weeks (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of the outstanding Common Stock by share exchange, or any sale or transfer of all or substantially all of the assets of Weeks, the Person formed by such consolidation or resulting from such merger or that acquires the outstanding Common Stock or such assets of Weeks as the case may be, shall execute and deliver to each holder of Rights an agreement providing that such holder shall have the right thereafter, during the period such rights shall be exercisable (which shall be at least as long as the period for which the Rights can be exercised under the other provisions of this Agreement), to exercise the Rights for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock for which the Rights might have been exercised immediately prior to such consolidation, merger, share exchange, sale or transfer, assuming both that (a) such holder of shares of Common Stock is not a Person with which Weeks consolidated or into which Weeks merged or that merged into Weeks, or that acquired the outstanding Common Stock by share exchange, or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and that (b) such holder does not exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or transfer (provided that if the kind or amount of
                                  --------
securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer is not the same for each share of Common Stock in respect of which such right of election, if any, is not exercised ("non-electing Share"), then for the purpose of this Paragraph 14, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each non-electing Share shall be deemed to be the kind and amount so receivable per non-electing Share by a plurality of the non-electing Shares). Such agreement shall provide for adjustments that, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit D.


     The above provisions of this Paragraph 14 shall similarly apply to successive consolidations, mergers, sales or transfers.

                                   SCHEDULE 1

                           CONVERSION EXERCISE NOTICE
                           --------------------------



To:  Weeks Realty, L.P.



     Reference is made to that certain Sixteenth Amendment (the "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in Amendment. Pursuant to Exhibit D to the Amendment, the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Rights as to the number of Offered Partnership Units specified opposite its name below:



                                    Number of Offered
  Exercising Limited Partner        Partnership Units
  --------------------------        -----------------



                                    _______________________________________
                                    Signature of Exercising Limited Partner



                                    Date:
                                         ----------------------------------

                                  SCHEDULE 2

                                CLOSING NOTICE
                                --------------



To:  Exercising Limited Partner(s)



     Reference is made to that certain Sixteenth Amendment (the "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meaning set forth in Amendment. The closing of the redemption of the Offered Partnership Units shall occur at _______, ________, Georgia, on ___________. Pursuant to Exhibit D to the Amendment, the Partnership hereby notifies the Exercising Partner(s) that it has elected to pay the Cash Purchase Price to the Exercising Partner(s) for the number of Offered Partnership Units set forth below, and that the computation of the Cash Purchase Price is set forth on an attachment hereto



                         NUMBER OF OFFERED        CASH PURCHASE
EXERCISING PARTNER(S)    PARTNERSHIP UNITS            PRICE
---------------------    -----------------  -------------------------



                         WEEKS REALTY, L.P.

                         By:   Weeks GP Holdings, Inc.,
                               General Partner


                               By:
                                  ------------------------
                                  Title:
                                        ------------------


                         Date:____________________